September __, 1997                                     $750,000.00
                                                       Santa Ana, California

                          THE QUARTZ GROUP, INC.
                     Limited Recourse Promissory Note

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "ACTS"). ACCORDINGLY, NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS UNLESS THE ISSUER HAS RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACTS.


  THE QUARTZ GROUP, INC., a Colorado corporation (herein called the "Company"), for value received, hereby promises to pay to
                  (the "Payee"), or order, at the principal office of the Company in the State of California, the principal sum of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) in United States funds, without interest on the unpaid principal amount of this Note, payable only from the first $750,000 in proceeds realized by the Company, if any, from the exercise of those certain Class E Common Stock Purchase Warrants issued and originally sold to the Payee concurrently with the original issuance of this Note and from the exercise of any other common stock purchase warrants issued and sold by the Company on or prior to September 30, 1997 which remained outstanding as of September 30, 1997 (the Class E warrants and any other warrants referenced herein are collectively called the "Warrants"). Any payment of principal becoming due hereunder as a result of the exercise of Warrants shall be due and payable to the Payee within one business day after the Company has received unconditional payment in good U.S. funds of the applicable Warrant exercise price for Warrants so exercised. At the election of the Payee (provided that Payee shall then be the registered holder of a sufficient number of unexercised Class E common stock purchase warrants), the Payee may elect in writing to exercise Class E common stock purchase warrants by crediting the Company with payment for the account of the Company of that portion of the principal amount of this Note which is then equal to the exercise price required for the Payee's exercise of such Class E common stock purchase warrants.

  The Payee, by its acceptance of this Note, acknowledges that all of the Warrants issued by the Company will expire on or before December 31, 2002, and the Company's obligations under this Note will accordingly expire (except to the extent of any obligations arising from the exercise of Warrants) on either December 31, 2002 or, if earlier, upon payment in full to the Payee of the principal amount of this Note without interest.

  1.    NOTES.   This Note is one of a duly authorized issue of Limited
Recourse Promissory Notes (herein called the "Notes") made by the Company in an aggregate principal amount not exceeding $750,000 U.S. funds and originally issued by the Company pursuant to a private placement of securities in 1997. All of the Notes are issuable substantially in the form of this Note.

  2.    NON-RECOURSE EXCEPT AS TO PROCEEDS FROM EXERCISE OF WARRANTS.
This Note is issued upon the express condition, to which the Payee and each successive holder by receiving the same agrees hereby assents, that no recourse under or upon any obligation, covenant or agreement of this Note, or for the payment of the obligations of this Note, or for any claim based on this Note or otherwise in respect thereof, shall be had against the Company (except as to proceeds from the exercise of Warrants or in the event of a default by the Company under Section 4 as to costs of collection only) or in any event against the assets of any stockholder, creditor, officer, director or

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
other representative of this Company as a result of their relationship as such to the Company, except to the extent of any proceeds from the exercise of Warrants, whether by virtue of any constitution, statute or rule of law, or by any assessment or penalty or otherwise howsoever, all such liability being hereby expressly waived and released as a condition of and as part of the consideration for the execution and issue of this Note.

  The Payee, by acceptance of this Note, further acknowledges that the Company cannot predict whether, or the extent to which, any holder of Warrants may or may not elect to exercise Warrants, and accordingly there is no assurance of the payment of this Note unless Warrants are exercised.

  3.    INVESTMENT INTENT; RESTRICTIONS ON TRANSFER.   The holder of this
Note, by acceptance hereof, represents and warrants that this Note has been acquired by said holder for its own account for investment, and acknowledges that any proposed sale, assignment or transfer of this Note is prohibited unless such sale, assignment or transfer will not require the prior registra-tion of this Note under the Securities Act of 1933, as amended, or the qualification of this Note under the Trust Indenture Act of 1939, as amended.

  4.    COSTS OF COLLECTION.   The Company covenants that, if default be
made in any payment of the principal of this Note as the same shall become due and payable in accordance with its terms, the Company will pay the holder of this Note such further amount as shall be sufficient to cover the costs and expenses of collection, including without limitation reasonable attorneys' fees of such holder and all other costs incurred for court filings, witnesses, preparation, prosecution and enforcement of collection.

  5.    MISCELLANEOUS.

  5.1. Any notice or demand which by any provision of this Note is required or provided to be given or served to or upon the Company shall be deemed to have been sufficiently given or served for all purposes by being sent as registered or certified mail, postage prepaid, addressed to the Company at its principal office in the State of California, marked for the attention of its Chief Executive Officer.

  5.2. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder in exercising any rights under this Note shall operate as a waiver of any rights of any holder of this Note.

  5.3. This Note shall be governed by the laws of the State of California.

  IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by an thereunder duly authorized, and to be dated as of the day and year first above written.


                             THE QUARTZ GROUP, INC.


                             By:
                                 --------------------------
                                 President
ATTEST:


---------------------------
Secretary




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